Exhibit 99.2

News Release

Fiserv to Combine with First Data Corporation to Create Global Leader in Payments and FinTech

•	Combined Company to Have Increased Scale, Expanded Footprint and More Extensive Range of High-Value Client Solutions

•	Expected to Generate Approximately $900 Million of Run-Rate Cost Savings and at Least $500 Million of Revenue Synergies, Leading to Enhanced Revenue Growth from Expanded Capabilities

•	Anticipate Annual Free Cash Flow of More Than $4 Billion, Including Synergies, in Year Three

•	Projected to be Accretive to Adjusted EPS by More Than 20 Percent in Year One

•	Expected to Retain Fiserv’s Investment Grade Ratings of Baa2/BBB

•	Fiserv CEO to Become CEO and Chairman of Combined Entity, First Data CEO to Become President and COO and to Join Board of Directors

•	Companies to Host Investor Conference Call Today at 8:30 a.m. ET / 7:30 a.m. CT

BROOKFIELD, Wis. and NEW YORK – January 16, 2019 – Fiserv (NASDAQ: FISV) and First Data Corporation (NYSE: FDC) today announced that their boards of directors have unanimously approved a definitive merger agreement under which Fiserv will acquire First Data in an all-stock transaction. The transaction unites two premier companies to create one of the world’s leading payments and financial technology providers, and an enhanced value proposition for its clients.

Under the terms of the agreement, First Data shareholders will receive a fixed exchange ratio of 0.303 Fiserv shares for each share of First Data common stock they own, for an equity value of $22 billion. This represents $22.74 based on closing prices as of January 15, and a premium of 29% to the five-day volume weighted average price as of that date. Following the close of the transaction, Fiserv shareholders will own 57.5% of the combined company, and First Data shareholders will own 42.5%, on a fully diluted basis. The all-stock transaction is intended to be tax-free to First Data shareholders.

This highly complementary combination will offer leading technology capabilities that enable a range of payments and financial services, including account processing and digital banking solutions; card issuer processing and network services; e-commerce; integrated payments; and the Clover™ cloud-based point-of-sale solution. The combined company will offer comprehensive distribution channels and have deep expertise in partnering with financial institutions, merchants and billers of all sizes, as well as software developers.

“Through this transformative combination, we expect to redefine the manner in which people and institutions move money and information,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “We admire First Data for its excellence in merchant acquiring and global issuing services, and the tremendous progress they have made under Frank’s leadership. We expect this combination to catalyze and support an enhanced value proposition for our collective clients and their customers.”

“I have long admired what Fiserv has achieved over the years, and I look forward to working with the talented associates of both companies as we set a higher standard of innovation and service in the industry,” said First Data Chairman and CEO Frank Bisignano. “Our goal at First Data has always been to provide our clients with the most comprehensive suite of innovative, highly-differentiated solutions and services, and I am excited by the significant value that the combination with Fiserv creates for all stakeholders.”

“We expect the combined company to retain our current investment-grade ratings based on our strong financial profile and excellent free cash flow. Together, this should provide the basis for continued disciplined capital allocation, including debt repayment and share repurchase,” said Yabuki. “We look forward to welcoming First Data’s talented associates to Fiserv as we drive the global digitization of payments and financial technology services.”

Compelling Strategic Benefits

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Differentiated Financial Services Platform: With an even more extensive range of end-to-end solutions, the combined company expects to create additional value for account processing clients and deepen relationships. Fiserv and First Data will link their respective merchant and cash management capabilities, further developing new offerings and providing First Data’s Clover cloud-based platforms for small and medium-sized businesses. For example, First Data’s digital merchant account enrollment capabilities can be integrated into Fiserv’s digital banking solutions that serve thousands of financial institutions.

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Enhanced Payments Capabilities: The combination creates a differentiated, end-to-end payments platform from issuance to acceptance. Through an enhanced focus on innovation, the combined company will enable additional payment methods that give financial institutions, merchants and billers the ability to meet their customers’ needs across the multiple ways they want to pay.

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Highly Complementary Products and Distribution Channels: The combined company will create additional value for Fiserv and First Data clients through an expanded universe of solutions. For example, Fiserv will be uniquely positioned to help financial institution clients more effectively meet the needs of business and commercial clients with offerings such as First Data’s Clover platform. First Data corporate clients will benefit through market-leading biller solutions from Fiserv.

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Investing to Enrich Future Value Proposition: Fiserv and First Data will explore integrated, complementary technology capabilities and solutions to enhance client value and increase market differentiation. Following the close of the transaction, the combined company expects to invest an incremental $500 million over five years to create significantly enhanced solutions for clients and accelerate growth. The program will focus on a series of new and existing technologies, including next-generation merchant solutions, digital enablement, advanced risk management, and data-focused solutions to keep the combined company at the forefront of evolving client expectations and innovative payment methods.

Compelling Financial Benefits

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Enhanced Revenue Growth Potential: The transaction is expected to generate at least $500 million of revenue synergies over a five year period. Incremental revenue growth is expected to come from a focus on delivering additional client value in areas such as bank merchant services and Clover, credit processing, additional biller services and network innovation.

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Strong Adjusted Earnings Per Share Accretion: The transaction is expected to be accretive to adjusted EPS by more than 20 percent in the first full year following close. The combined company expects accretion of more than 40 percent to adjusted EPS at the full cost synergy run-rate.

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Significant Cash Flow Generation: The combined company expects to generate significant free cash flow exceeding $4 billion in the third year following close, including synergies. Fiserv intends to deploy its cash flow through the continuation of its proven and disciplined capital allocation strategy, and remains committed to retaining its investment grade debt ratings.

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Substantial Cost Savings: The combination is expected to generate approximately $900 million of run-rate cost synergy savings over five years, driven primarily by the elimination of duplicative corporate structures, streamlined technology infrastructure, increased operational efficiencies, process improvements, and footprint optimization. These efficiencies will be achieved across the combined organization while maintaining its commitment to serving clients with excellence and innovation.

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Strong Financial Position: Fiserv intends to refinance the approximately $17 billion of debt that First Data is expected to have at the time of closing, and has entered into a committed bridge financing arrangement in connection with the transaction. Fiserv anticipates having a capital structure, balance sheet and capital allocation policy consistent with an investment grade credit rating. As such, Fiserv expects to utilize its strong free cash flow to reduce the company’s debt to adjusted EBITDA ratio to a level generally in line with Fiserv’s historical performance within 24 months after the transaction closes. Fiserv expects to retain its current investment grade ratings of Baa2 and BBB from Moody’s and S&P, respectively. Fiserv will also suspend share repurchases as of today until the close of the transaction to minimize debt at closing.

Governance and Leadership

The combined company will be led by an experienced board and leadership team that leverages the strengths and capabilities of both companies. Upon closing, the board of the combined company will consist of 10 members, six of whom will be from the board of Fiserv and four of whom will be from the board of First Data.

Upon closing, Jeffery Yabuki, current Fiserv President and Chief Executive Officer, will serve as Chief Executive Officer and Chairman of the board of directors of the combined company. Frank Bisignano, current Chairman and Chief Executive Officer of First Data, will assume the role of President and Chief Operating Officer, and will serve as director of the board of the combined company. The combined entity will be known as Fiserv.

An affiliate of Kohlberg Kravis Roberts & Co. L.P., New Omaha Holdings L.P., which controls approximately 39% of the outstanding First Data common stock and 86% of the voting rights of First Data, has entered into a voting agreement in support of the transaction. Upon closing, New Omaha Holdings will own approximately 16% of the outstanding common stock of the combined company.

Timing and Approvals

The transaction, which is expected to close during the second half of 2019, is subject to customary closing conditions and regulatory approvals, including the approval of shareholders of both companies. The transaction is not subject to any financing conditions.

Preliminary Fourth Quarter and Full Year 2018 Financial Results and 2019 Outlook

In separate press releases issued today, both Fiserv and First Data announced selected preliminary financial results for the fourth quarter and full year 2018 and their outlooks for 2019. The Fiserv press release is available in the “Investor Relations” section of fiserv.com. The First Data press release is available in the “Investor Relations” section of firstdata.com.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to Fiserv and has provided committed financing. Sullivan & Cromwell LLP is serving as legal advisor to Fiserv.

BofA Merrill Lynch is serving as financial advisor to First Data. Simpson Thacher & Bartlett LLP is serving as legal advisor to First Data. Evercore is serving as financial advisor to the independent directors of the board of First Data, and Latham & Watkins LLP is serving as legal advisor to the independent directors of the board of First Data. Kirkland & Ellis LLP is serving as legal advisor to New Omaha Holdings.

Conference Call and Webcast

The companies will host a joint conference call and webcast today at 8:30 a.m. ET (7:30 a.m. CT) to discuss the transaction.

The conference call can be accessed by dialing 866-610-1072 within the United States and 973-935-2840 for all other locations. The confirmation code is 1177498. Participants should dial in 10 minutes prior to the scheduled start time.

A live webcast of the conference call and associated presentation materials will be available in the investor relations section of each company’s website at investors.fiserv.com and investor.firstdata.com.

A replay of the conference call will be available after the completion of the conference call through March 15, 2019, and can be accessed by dialing 800-585-8367 from the United States or 404-537-3406 from outside the United States. The replay confirmation code is 1177498. The webcast will be archived in the investor relations section of each company’s website.

About Fiserv

Fiserv, Inc. (NASDAQ:FISV) enables clients worldwide to create and deliver financial services experiences in step with the way people live and work today. For 35 years, Fiserv has been a trusted leader in financial services technology, helping clients achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and insights and optimization. Fiserv is a member of the FORTUNE® 500 and has been named among the FORTUNE Magazine World’s Most Admired Companies® for five consecutive years, recognized for strength of business model and innovation leadership. Visit fiserv.com and follow on social media for more information and the latest company news.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology, serving approximately 6 million business locations and 4,000 financial institutions in more than 100 countries around the world. The company’s 22,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 3,000 transactions per second and $2.4 trillion per year. For more information, visit www.firstdata.com and follow us on Twitter at @FirstData and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements.

Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause Fiserv’s actual results to differ materially include, among others: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the transaction within the expected time frames or at all and to successfully integrate the operations of First Data into those of Fiserv; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected, including for possible reasons such as unexpected costs, charges or expenses resulting from the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Fiserv, First Data and others related to the merger agreement; unforeseen risks relating to liabilities of Fiserv or First Data may exist; stockholder approval or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the amount of the costs, fees, expenses and charges related to the transaction, including the costs, fees, expenses and charges related to any financing arrangements entered into in connection with the transaction; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction. Fiserv and First Data are subject to, among other matters, changes in customer demand for their products and services; pricing and other actions by competitors; general changes in local, regional, national and international economic conditions and the impact they may have on Fiserv and First Data and their customers and Fiserv’s and First Data’s assessment of that impact; rapid technological developments and changes, and the ability of Fiserv’s and First Data’s technology to keep pace with a rapidly evolving marketplace; the impact of a security breach or operational failure on Fiserv’s and First Data’s business; the effect of proposed and enacted legislative and regulatory actions in the United States and internationally affecting the financial services industry as a whole and/or Fiserv and First Data and their subsidiaries individually or collectively; regulatory supervision and oversight, and Fiserv’s and First Data’s ability to comply with government regulations; the impact of Fiserv’s and First Data’s strategic initiatives; Fiserv’s and First Data’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the ability to contain costs and expenses; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; acts of war and terrorism; and other factors included in “Risks Factors” in Fiserv’s and First Data’s respective filings with the SEC, including their respective Annual Reports on Form 10-K for the year ended December 31, 2017, and in other documents that the companies file with the SEC, which are available at www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. Fiserv and First Data assume no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Additional Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval. This press release may be deemed to be solicitation material in respect of the proposed transaction contemplated by the Agreement and Plan of Merger, dated as of January 16, 2019 (the “Merger Agreement”), by and among Fiserv, Inc. (“Fiserv”), 300 Holdings, Inc. (“Merger Sub”) and First Data (“First Data”). In connection with the proposed transaction contemplated by the Merger Agreement, Fiserv intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will include a joint proxy/consent solicitation statement of Fiserv and First Data that will also constitute a prospectus of Fiserv. This press release is not a substitute for the registration statement, the joint proxy/consent solicitation statement/prospectus or any other documents that will be made available to the stockholders of Fiserv and First Data, or any other documents that any party to the Merger Agreement, including Fiserv, First Data, or any of their respective affiliates, may file with the SEC or make available to their respective security holders. SHAREHOLDERS OF FISERV AND FIRST DATA AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, INCLUDING THE JOINT PROXY/CONSENT SOLICITATION STATEMENT/PROSPECTUS (WHEN AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

When available, stockholders will be able to obtain copies of the registration statement, including the joint proxy/consent solicitation statement/prospectus and any other documents that may be filed with the SEC (when available) free of charge from the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Fiserv also can be obtained free of charge from Fiserv’s website at fiserv.com. Copies of documents filed with the SEC by First Data also can be obtained free of charge from First Data’s website at firstdata.com.

Participants in the Solicitation

Fiserv, First Data, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Fiserv is set forth in the proxy statement relating to Fiserv’s 2018 annual meeting of stockholders filed with the SEC on April 10, 2018. Information about the directors and executive officers of First Data is set forth in the proxy statement relating to First Data’s 2018 annual meeting of stockholders filed with the SEC on March 29, 2018. Additional information regarding the interests of these participants will be included in the joint proxy/consent solicitation statement/prospectus regarding the proposed transaction and other relevant materials to be filed with the SEC when they become available. Shareholders should read the joint proxy/consent solicitation statement/prospectus carefully if and when it becomes available before making any voting or investment decisions. Shareholders may obtain free copies of these documents as described in the preceding paragraph.

Contacts for Fiserv

Media Relations:

Britt Zarling

Vice President

Corporate Communications

Fiserv, Inc.

+1-414-378-4040

britt.zarling@fiserv.com

Investor Relations:

Tiffany Willis, CPA

Vice President

Investor Relations

Fiserv, Inc.

+1 678-375-4643

tiffany.willis@fiserv.com

Contacts for First Data

Media Relations:

Andrea Duffy

Public Relations

First Data

646-984-0240

andrea.duffy@firstdata.com

Investor Relations:

Peter Poillon

Investor Relations

First Data

212-266-3565

peter.poillon@firstdata.com

FISV-E

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